Exhibit 3.01

Articles of Amendment

To

Articles of Incorporation

Of

Cord Blood America, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P99000089885

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to it Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

N/A

The new name must be distinguishable and contain the word “corporation.” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.” or the designation “Corp.,” “Inc.,” or “Co.”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:	N/A
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:	N/A
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

Name Registered Office Address:
(Florida street address)
, Florida
(City)	(Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligation of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

Title	Name	Address	Type of Action

☐ Add
☐ Remove

☐ Add
☐ Remove

☐ Add
☐ Remove

E. If amending or adding additional Articles, enter changes here:
(attach additional sheets, if necessary (Be specific)

Article II of the Corporation is amended in accordance to the addendum, which is attached as Addendum A.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

N/A

The date of each amendment(s) adoption:	March 23, 2009

Effective date if applicable:
(no more than 90 days after file date)

Adoption of Amendment9s)		(CHECK ONE)

☑	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval. by ”
(voting group)

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

	Dated	March 24, 2009

	Signature	/s/ Joseph Vicente

( By a director, president or other officer – of directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Joseph Vicente
(Typed or printed name of person signing)

Vice President & Director
(Title of person signing)

Addendum A

ARTICLES OF AMENDMENT TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF CORD BLOOD AMERICA, INC.

Pursuant to the provisions of Section 607.1006, Florida Statutes. Cord Blood America, Inc., a Florida Corporation (the “Corporation”), adopts the following articles of amendment to its Amended and Restated Articles of Incorporation:

FIRST: The Amended and Restated Articles of  Incorporation of the Corporation are hereby amended by striking out the first paragraph of Article II and by substituting in lieu of said paragraph of Article II the following new paragraph:

“The total number of shares of capital stock which this Corporation shall have the authority to issue is Six Billion, Nine Hundred Fifty Million (6,950,000,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock having a par value of $0.0001 per share and Six Billion, Nine Hundred Forty Five Million (6,945,000,000) shares of Common Stock having a par value of $0.0001 per share.”

SECOND: The amendment set forth in these Articles of Amendment has been adopted on February 12, 2009, by the Board of Directors and has been adopted by the Shareholders on March 23, 2009.

IN WITNESS WHEREOF, the Corporation, by and through its undersigned office thereunto duly authorized, has-exceuted these Articles of Amendment this 24th day of March, 2009 and affirms that the statements herein are true under the penalties of perjury.

CORD BLOOD AMERICA, INC.

By:	/s/ Joseph Vicente
Title:	Joseph Vicente Vice President & Director